UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2019

MAGYAR BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51726	20-4154978
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

400 Somerset Street, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (732) 342-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2019 Annual Meeting of Stockholders of Magyar Bancorp, Inc. (the “Company”) was held on February 13, 2019 (the “Annual Meeting”). The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Matter 1. The election of John S. Fitzgerald, Thomas Lankey and Joseph A. Yelencsics,as directors of the Company, each to serve a three-year term and until his successors are elected and qualified.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
John S. Fitzgerald	4,277,330	695,894	654,753
Thomas Lankey	4,276,735	696,489	654,753
Joseph A. Yelencsics	4,273,388	699,836	654,753

Matter 2. The advisory, non-binding resolution to approve the compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker non-votes
4,081,951	848,720	42,553	654,753

Matter 3. The resolution with respect to the frequency that stockholders will vote on the compensation paid to the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain	Broker non-votes
1,079,891	32,617	3,826,932	33,284	655,253

Matter 4. The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019.

Shares Voted For	Shares Voted Against	Abstentions	Broker non-votes
5,559,858	16,963	51,156	—

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.
(b)	Pro forma financial information. Not Applicable.
(c)	Shell Company Transactions. Not Applicable
(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGYAR BANCORP, INC.

DATE: February 15, 2019	By:	/s/ John S. Fitzgerald
John S. Fitzgerald
President and Chief Executive Officer